EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, no par value per share, of HealthStream, Inc., a Tennessee corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this January 27, 2010.

This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

(1)	Morgan Stanley (“MS”)
1585 Broadway
New York, New York 10036

(2)	Morgan Stanley Venture Capital III, Inc. (“MSVC III, Inc.”)
1585 Broadway
New York, New York 10036

(3)	Morgan Stanley Venture Partners III, L.L.C. (“MSVP III, L.L.C.”)
1585 Broadway
New York, New York 10036

(4)	Morgan Stanley Venture Partners III, L.P. (“MSVP III, L.P.”)
1585 Broadway
New York, New York 10036

(5)	Morgan Stanley Venture Investors III, L.P. (“MSVI III, L.P.”)
1585 Broadway
New York, New York 10036

(6)	The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (the“Entrepreneur Fund”)
1585 Broadway
New York, New York 10036

Issuer & Ticker Symbol: HealthStream, Inc. (HSTM)
Date of Event Requiring Statement: 12/31/2009

Signature:	/s/ Debra Abramovitz

By: Debra Abramovitz, as authorized signatory for MSVP III, L.L.C. and MSVC III, Inc. and as the institutional managing member of the general partner of each of MSVP III, L.P., MSVI III, L.P. and the Entrepreneur Fund

Signature:	/s/ Christopher L. O’Dell
By: Christopher L. O’Dell, as authorized signatory of Morgan Stanley

`